EXHIBIT 23.5

CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

            In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named as a person about to become a director of Ascent Energy Inc. in this registration statement on form S–4 filed by Ascent Energy Inc.

                                                                                                                               /s/ Jerry W. Box
                                                                                                                                    Jerry W. Box

Date: March 13, 2001